                                EXHIBIT 10.19(a)

                                     NOTE

$2,000,000.00                                               Knoxville, Tennessee
                                                            August 16, 2000


       FOR VALUE RECEIVED, Tengasco Pipeline Corporation, a Tennessee corporation ("Borrower"), hereby promises to pay to the order of Nick Nishiwaki with an address at 50 E. Hartsdale Avenue, #8F, Hartsdale, New York 10530, (the "Lender"), the principal sum of $2,000,000 payable in accordance with the provisions of that certain Loan Agreement dated August 16, 2000 between the Borrower and the Lender and the other Lenders party thereto (as it may hereafter be amended, restated, modified or supplemented from time to time, the "Loan Agreement"). All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Loan Agreement.

       The Borrower shall pay interest on the unpaid principal balance hereof at the rate of 10.75% per annum. Interest shall accrue on date of funding by Lender as to each of the respective scheduled payments in the Loan Agreement. The Maturity Date shall be August 15, 2005. All sums due hereunder shall be paid by the Maturity Date. Borrower shall pay the indebtedness due hereunder in monthly installments beginning March 15, 2001 and continuing monthly thereafter in 54 equal monthly installments of principal and interest. Borrower may prepay the indebtedness due hereunder in whole or in part at any time.

       Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to accelerate payment of the entire unpaid principal and accrued interest due hereunder. Such interest rate will accrue before and after any judgment has been entered. All payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature to the Lender as provided int he Loan Agreement, in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Loan Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement.

       The entire principal amount due hereunder shall be paid on the Maturity Date or earlier acceleration or repayment hereof. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

       This Note is a Note referred to in, and is entitled to the benefits of, the Loan Agreement and other Loan documents, including the representations, warranties, covenants, conditions, security interests or liens contained or granted therein. The Loan Agreement, among other things, contains provisions for prepayment in full or in part and for acceleration of the maturity hereof upon the happening of certain stated events prior to maturity upon the terms and conditions therein specified.

       This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.

       This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without giving effect to its conflicts of law principles.

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Note as of the date first written above.

ATTEST:                              TENGASCO PIPELINE CORPORATION



/s/ Elizabeth A. Wendelken           By: /s/ Robert M. Carter
---------------------------------       --------------------------------------
Elizabeth A. Wendelken, Secretary          Robert M. Carter, President


[Corporate Seal]




                                       2